INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Altair Nanotechnolgies Inc. (formerly known as "Altair Internaitonal Inc.") on Form S-8 of our report dated March 25, 2002, appearing in the Annual Report on Form 10-K of Altair International Inc. for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
August 30, 2002